As filed with the Securities and Exchange Commission on November 15, 2004

                                                     Reg. No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ADZONE RESEARCH, INC.

             (Exact name of registrant as specified in its charter)



         Delaware                                           88-0420405
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                           identification No.)

                4062 Grumman Boulevard, Calverton, New York 11933
              (Address of principal executive offices) (Zip Code)

                            2004 STOCK INCENTIVE PLAN

                               (full time of plan)

                                 Charles Cardona
                             4062 Grumman Boulevard
                            Calverton, New York 11933
                     (Name and address of agent for service)

                                 (631) 369-1100
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725



                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
                        Proposed maximum      Proposed maximum
                        Amount to be          offering price       Aggregate offering    Amount of
Title of securities     Registered            per share*           Price                 Registration fee
to be registered
----------------------- --------------------- -------------------- --------------------- ------------------
Common Stock                 12,400,000          $0.18              $2,232,000              $282.79
($.001 par value)
----------------------- --------------------- -------------------- --------------------- ------------------

* Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the over the counter bulletin board on November 12, 2004.

EXPLANATORY NOTE

         Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 12,400,000 additional shares of common stock, $0.001 par value per share, of Adzone Research, Inc. with respect to a currently effective Registration Statement on Form S-8 relating to its 2004 Incentive Stock Plan. The contents of the Registration Statement on Form S-8 as filed on July 16, 2004, Registration No. 333-117521 are incorporated by reference into this Registration Statement.

         The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been issued upon the grants of common stock to employees, non-employee directors, and officers of Adzone Research, Inc.

Prospectus

                              Adzone Research, Inc.

                        12,400,000 SHARES OF COMMON STOCK

                             issued pursuant to the

                            2004 Incentive Stock Plan


         This prospectus relates to the sale of up to 12,400,000 shares of common stock of Adzone Research, Inc. offered by certain holders of our securities acquired upon the exercise of options issued to such persons pursuant to our 2004 Incentive Stock Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders. Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

         Our common stock trades on The Over-The-Counter Bulletin Board under the symbol "ADZR." On November 12, 2004, the closing sale price of the common stock was $0.18 per share. The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this prospectus is November __, 2004.


                                TABLE OF CONTENTS
                                                                                       PAGE

Prospectus Summary                                                                       5
Risk Factors                                                                             6
Selling Stockholders                                                                     8
Plan of Distribution                                                                     9
Interests of Named Experts and Counsel                                                   9
Incorporation of Certain Documents by Reference                                          10
Disclosure of Commission Position on Indemnification For Securities Act Liabilities      10
Available Information                                                                    11

                               PROSPECTUS SUMMARY

OVERVIEW

         Adzone Research, Inc. is an Internet advertising research firm engaged in the extraction of data through the monitoring of Internet websites. The extracted data is then used to provide various market research statistics and other focused information as requested by clients. Adzone Research, Inc. is in its development stage, and has focused principally on the development of its proprietary software, and has just begun to initiate efforts towards developing a significant revenue base.

         Our principal offices are located at 4062 Grumman Boulevard, Calverton, New York 11933, and our telephone number is (631) 369-1100. We are a Delaware corporation.


THIS OFFERING

Shares of common stock outstanding prior to this offering.........86,773,814 as of November 15, 2004

Shares offered in this prospectus.................................12,400,000

Total shares outstanding after this offering .....................99,173,814

Use of proceeds...................................................We will not receive any proceeds from the sale of the shares of common stock
                                                                  offered in this prospectus.

RISK FACTORS

         Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

         Except for historical information, the information contained in this prospectus are "forward-looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.


RISKS RELATED TO OUR FINANCIAL RESULTS AND BUSINESS

WE MAY NEVER BECOME PROFITABLE AND CONTINUE AS A GOING CONCERN BECAUSE WE HAVE HAD LOSSES SINCE OUR INCEPTION.

         We may never become profitable and continue as a going concern because we have incurred losses and experienced negative operating cash flow since our formation. For our fiscal years ended March 31, 2004 and 2003, we had a net loss of ($1,735,105) and ($927,536), respectively. For our fiscal quarter ended June 30, 2004, we had a net loss of ($1,020,051). We expect to continue to incur significant expenses. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing. If such financing is available you may experience significant additional dilution.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

         In their report dated June 23, 2004, our independent auditors have expressed doubt about our ability to continue as a going concern in our financial statements for the years ended March 31, 2004 and 2003. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations, a stockholders' deficit, and requirement for a significant amount of capital financing to proceed with our business plan. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. The going concern qualification in the auditor's report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

WE MAY HAVE TO CURTAIL OUR BUSINESS IF WE CANNOT FIND ADEQUATE FUNDING.

         We currently have no legally binding commitments with any third parties to obtain any material amount of additional equity or debt financing. We need immediate funds and may not be able to obtain any additional financing in the amounts or at the times that we may require the financing or, if we do obtain any financing, that it would be on acceptable terms because of the following:

         -        we have no assets to pledge as security for the loan
         -        we are in poor financial condition
         -        we maybe viewed as a high market risk

         As a result, we may not have adequate capital to implement future expansions, maintain our current levels of operation or to pursue strategic acquisitions. Our failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of our development, expansion and expenditures, which could harm our business and the value of our common stock.

OUR BUSINESS OPERATIONS WILL BE HARMED IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING.

         Our business operations will be harmed if we are unable to obtain additional funding. We believe that our available short-term assets and investment income will be sufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2004. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain opportunities for the provision of our technology and products.

RISKS RELATED TO OUR CURRENT FINANCING AGREEMENT

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF WARRANTS MAY RESULT IN SUBSTANTIAL DILUTION TO THE INTERESTS OF THE OTHER STOCKHOLDERS SINCE THE SELLING STOCKHOLDER MAY ULTIMATELY CONVERT AND SELL THE FULL AMOUNT ISSUABLE ON CONVERSION.

         The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert its convertible note and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of their holdings, selling our common stock issued in such conversion and/or exercise, and then converting more of their holdings. In this way, the selling stockholder could sell more than 9.99% of our outstanding common stock while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

RISKS RELATED TO OUR COMMON STOCK

THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE BECAUSE THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE.

         The market price of our common stock may decline because there are a large number of shares underlying our convertible debentures, and warrants that may be available for future sale, and the sale of these shares may depress the market price. As of November 15, 2004, we had approximately 86,773,814 shares of common stock issued and outstanding and outstanding options and warrants to purchase up to approximately 25,688,000 shares of common stock. All of the shares included in this prospectus may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

OUR COMMON STOCK IS SUBJECT TO "PENNY STOCK" RULES.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         - that a broker or dealer approve a person's account for transactions in penny stocks; and

         - the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         - obtain financial information and investment experience objectives of the person; and

         - make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

         - sets forth the basis on which the broker or dealer made the suitability determination; and

         - that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                     SHARES BENEFICIALLY OWNED                                  SHARES BENEFICIALLY OWNED
                                        PRIOR TO THE OFFERING                                        AFTER THE OFFERING
                                  --------------------------------                      -------------------------------------
                                                                          TOTAL
             NAME                     NUMBER            PERCENT       SHARES OFFERED        NUMBER                PERCENT
--------------------------------  ----------------  --------------  ------------------  ----------------  -------------------
Charles Cardona                         22,352,422       26.8%          4,650,000 (1)        17,702,422            17.8%
John Cardona                            18,381,849       22.1%          4,650,000 (2)        13,731,849            13.8%
Warren Hamburger                         1,091,000       1.3%             350,000 (3)           741,000              *
Russell Ivy                                 75,000         *              350,000 (4)           275,000              *
Richard McCann                           1,709,218       1.9%             350,000 (5)         2,940,782            3.0%
Dan Wasserman                            3,081,000       3.6%           1,400,000 (6)         1,681,000            1.4%


* Less than one percent.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

         (1) Represents (i) 1,000,000 shares of common stock underlying options exercisable at $.10 per share; (ii) 750,000 shares of common stock underlying options exercisable at $.85 per share;
                  (iii) 750,000 shares of common stock underlying options exercisable at $1.00 per share; (iv) 750,000 shares of common stock underlying options exercisable at $1.50 per share; (v) 750,000 shares of common stock underlying options exercisable at $1.75 per share; (vi) 500,000 shares of common stock underlying options exercisable at $.18 per share; and (vii) 150,000 shares of common stock underlying options exercisable at $.185 per share. The aforementioned options were granted on November 2, 2004 and are exercisable until November 2, 2007.

         (2) Represents (i) 1,000,000 shares of common stock underlying options exercisable at $.10 per share; (ii) 750,000 shares of common stock underlying options exercisable at $.85 per share;
                  (iii) 750,000 shares of common stock underlying options exercisable at $1.00 per share; (iv) 750,000 shares of common stock underlying options exercisable at $1.50 per share; (v) 750,000 shares of common stock underlying options exercisable at $1.75 per share; (vi) 500,000 shares of common stock underlying options exercisable at $.18 per share; and (vii) 150,000 shares of common stock underlying options exercisable at $.185 per share. The aforementioned options were granted on November 2, 2004 and are exercisable until November 2, 2007.

         (3) Represents (i) 250,000 shares of common stock underlying options exercisable at $.18 per share; and (ii) 100,000 shares of common stock underlying options exercisable at $.185 per share. The aforementioned options were granted on November 2, 2004 and are exercisable until November 2, 2007.

         (4) Represents (i) 250,000 shares of common stock underlying options exercisable at $.18 per share; and (ii) 100,000 shares of common stock underlying options exercisable at $.185 per share. The aforementioned options were granted on November 2, 2004 and are exercisable until November 2, 2007.

         (5) Represents (i) 250,000 shares of common stock underlying options exercisable at $.18 per share; and (ii) 100,000 shares of common stock underlying options exercisable at $.185 per share. The aforementioned options were granted on November 2, 2004 and are exercisable until November 2, 2007.

         (6) Represents (i) 250,000 shares of common stock underlying options exercisable at $.85 per share; (ii) 250,000 shares of common stock underlying options exercisable at $1.00 per share; (iii) 250,000 shares of common stock underlying options exercisable at $1.50 per share; (iv) 250,000 shares of common stock underlying options exercisable at $2.00 per share; (v) 300,000 shares of common stock underlying options exercisable at $.18 per share; and (vi) 100,000 shares of common stock underlying options exercisable at $.185 per share. The aforementioned options were granted on November 2, 2004 and are exercisable until November 2, 2007.


                              PLAN OF DISTRIBUTION

         Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on The Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on The Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018. Members of Sichenzia Ross Friedman Ference LLP are participants in the Registrant's 2004 Incentive Stock Plan and have received shares under such plan which are included in this registration statement.

                      INFORMATION INCORPORATED BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

         o Reference is made to the Registrant's current reports on Form 8-K, as filed with the SEC on May 3, May 27, August 4, August 9, September 9, September 13 and September 15, 2004 (File No. 000-28717).

         o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2004, as filed with the SEC on August 19, 2004, and Form 10-QSB/A, as filed with the SEC on November 1, 2004, which are hereby incorporated by reference (File No. 000-28717).

         o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended March 31, 2004, as filed with the SEC on July 9, 2004, and Form 10-KSB/A, as filed with the SEC on November 1, 2004, which are hereby incorporated by reference (File No. 000-28717).

         o The description of the Registrant's common stock is incorporated by reference to the Registrant's Registration Statement on Form 10-SB, as filed with the Commission under file number 000-28717 on December 30, 1999.

         We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Mr. Charles Cardona, Adzone Research, Inc., 4062 Grumman Boulevard, Calverton, New York 11933.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Adzone's Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, a director or officer of Adzone shall not be personally liable to Adzone or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of Adzone's Articles of Incorporation, as amended, is to eliminate the right of Adzone and its shareholders (through shareholders' derivative suits on behalf of Adzone) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. Adzone believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, Adzone has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     ADDITIONAL INFORMATION AVAILABLE TO YOU

         This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is listed on The Over-The-Counter Bulletin Board.

         No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.



                            ------------------------





                        12,400,000 SHARES OF COMMON STOCK

                                 ---------------
                                   PROSPECTUS
                                 ---------------

                               November ___, 2004

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

         o Reference is made to the Registrant's current reports on Form 8-K, as filed with the SEC on May 3, May 27, August 4, August 9, September 9, September 13 and September 15, 2004 (File No. 000-28717).

         o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2004, as filed with the SEC on August 19, 2004, and Form 10-QSB/A, as filed with the SEC on November 1, 2004, which are hereby incorporated by reference (File No. 000-28717).

         o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended March 31, 2004, as filed with the SEC on July 9, 2004, and Form 10-KSB/A, as filed with the SEC on November 1, 2004, which are hereby incorporated by reference (File No. 000-28717).

         o The description of the Registrant's common stock is incorporated by reference to the Registrant's Registration Statement on Form 10-SB, as filed with the Commission under file number 000-28717 on December 30, 1999.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st flr., New York, NY 10018. A member of Sichenzia Ross Friedman Ference LLP will receive shares of common stock in connection with legal services.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provided that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.



         EXHIBIT
         NUMBER   EXHIBIT

         4.1      2004 Incentive Stock Plan*

         5.1      Opinion of Sichenzia Ross Friedman Ference LLP

         23.1     Consent of Sichenzia Ross Friedman Ference LLP is contained in
                  Exhibit 5.1

         23.2     Consent of S.W. Hatfield,CPA

         24.1     Power of Attorney (included in the Signature Page)

         * Previously filed.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (2) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calverton, State of New York on November 15, 2004.

                  ADZONE RESEARCH, INC.

                  By: /s/ Charles Cardona
                     ---------------------------------------------------------
                     Charles Cardona, President, Chief Executive Officer, and Acting Chief Financial and Accounting Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Charles Cardona, his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:

    Signature                    Title                      Date
    ---------                    -----                      ----


/s/ John Cardona                 Director               November 15, 2004
----------------
John Cardona

/s/ Warren Hamburger             Director               November 15, 2004
-------------------
Warren Hamburger

/s/ Russell Ivy                  Director               November 15, 2004
-------------------
Russell Ivy

/s/ Richard A. McCann            Director               November 15, 2004
----------------------
Richard A. McCann

EXHIBIT
NUMBER   EXHIBIT
-------  -------
4.1      2004 Incentive Stock Plan*

5.1      Opinion of Sichenzia Ross Friedman Ference LLP

23.1     Consent of Sichenzia Ross Friedman Ference LLP is contained in
         Exhibit 5.1

23.2     Consent of S.W. Hatfield,CPA

24.1     Power of Attorney (included in the Signature Page)

* Previously filed.